Exhibit 24.1
NCI BUILDING SYSTEMS, INC.
Power of Attorney
     WHEREAS, NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, its Annual Report on Form 10-K, together with any and all exhibits, documents and other instruments and documents necessary, advisable or appropriate in connection therewith, including any amendments thereto (the “Form 10-K”);
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Chambers, Mark E. Johnson and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, this Annual Report on Form 10-K and any or all amendments (including pre-effective and post-effective amendments) to this Annual Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of the 22nd day of December, 2009.

Name	Title

/s/ Kathleen J. Affeldt	Director

Kathleen J. Affeldt

/s/ James G. Berges	Director

James G. Berges

/s/ Gary L. Forbes	Director

Gary L. Forbes

/s/ John J. Holland	Director

John J. Holland

/s/ Lawrence J. Kremer	Director

Lawrence J. Kremer

/s/ George Martinez	Director

George Martinez

/s/ Nathan K. Sleeper	Director

Nathan K. Sleeper

/s/ Jonathan L. Zrebiec	Director

Jonathan L. Zrebiec